                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                          FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for the Use of the
                                                   Commission Only (as permitted by Rule
                                                   14a-6(e)(2))
[X]  Definitive Proxy Statement                [ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section
     240.14a-11(c) or Section 240.14a-12

                               ZAPATA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [zapata logo]

To Our Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Zapata Corporation, to be held on June 29, 2000, at 10 a.m., EST, time, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York, 14424.

     At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Stockholders Meeting, we will report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 containing financial statements, preceded or accompanies this mailing.

     Registered shareholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient new service are provided on the proxy card. You may still vote your shares by marking your votes on the proxy/instruction card. You may also vote your shares in person if you attend the Annual Meeting thereby canceling any proxy previously given.

     We appreciate your continued interest in Zapata.

                                          Sincerely,

                                          AVRAM A. GLAZER
                                          President and Chief Executive Officer

                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (716) 242-2000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 29, 2000

To the Stockholders of Zapata Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Zapata Corporation, a Nevada corporation ("Zapata" or the "Company"), will be held at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York 14424, on June 29, 2000, at 10:00 a.m., EST, for the following purposes:

          1. To elect two Class II directors;

          2. To ratify the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     A copy of the Annual Report of the Company's operations during the fiscal year ended December 31, 1999 was previously forwarded or accompanies this Proxy Statement. A Proxy Statement and proxy/voting instruction card ("Proxy Card") accompany this Notice. The enclosed Proxy Statement contains information regarding the matters to be acted upon at the Annual Meeting.

     The Board of Directors has set the close of business on May 25, 2000 as the record date for the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed following the record date. A list of such stockholders will be available at the place of the Annual Meeting for inspection at least ten days prior to the Annual Meeting.

     Stockholders are cordially invited and encouraged to attend the Annual Meeting in person. In the event that stockholders cannot attend the Annual Meeting, this year, registered stockholders can vote their shares by using a toll-free telephone number. Instructions for using this convenient new service are provided on the Proxy Card.

                                          By Order of the Board of Directors,

                                          AVRAM A. GLAZER
                                          President and Chief Executive Officer

Rochester, New York
April 28, 2000

                               ZAPATA CORPORATION
                         100 MERIDIAN CENTRE, SUITE 350
                           ROCHESTER, NEW YORK 14618
                                 (716) 242-2000

                                PROXY STATEMENT

     This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders and Proxy Instructions Card (the "Proxy Card") are being furnished to the stockholders of Zapata Corporation ("Zapata" or the "Company") by the Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on June 29, 2000, at 10 a.m., EST, at the Canandaigua Inn on the Lake, 770 South Main Street, Canandaigua, New York 14424, and at any adjournments thereof (the "Annual Meeting").

     It is contemplated that this Proxy Statement and the accompanying form of Proxy Card will first be mailed to Zapata stockholders on or about May 29, 2000. The principal executive offices of the Company are located at 100 Meridian Centre, Suite 350, Rochester, New York 14618; telephone (716) 242-2000.

     As an alternative to voting by proxy or in person, registered stockholders can simplify their voting and save the Company expense by calling 1-800-PROXIES (or 1-800-776-9437). Telephone voting information is provided on the Proxy Card. A Control Number, located above the stockholder's name and address on the lower left of the Proxy Card, is designed to verify stockholders' identity and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

     If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive. The availability of telephone voting will depend on the voting processes of the bank or broker that holds your shares.

     If you do not choose to vote by telephone, you may still return your Proxy Card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the Proxy Card. If your Proxy Card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. If you do vote by telephone, it is not necessary to return your Proxy Card.

     All references herein to a fiscal year prior to December 31, 1999 are to the 12 month period ended on September 30th of the indicated calendar year. The reference to a transition period is to the three month period ended December 31, 1998 and the reference to fiscal 1999 is the 12 month period ended December 31, 1999.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, including any adjournment(s) thereof, the stockholders of Zapata will be asked to consider and vote upon the election of directors and the other proposals summarized in the attached Notice of Annual Meeting. The director nominees and each proposal are described in more detail in this Proxy Statement.

RECORD DATE; OUTSTANDING SHARES

     The Board of Directors of the Company has fixed the close of business on May 25, 2000 (the "Record Date") as the date for the determination of stockholders who are entitled to vote at the Annual Meeting and at any adjournment(s) or postponement(s) thereof. As of April 25, 2000, the Company's issued and outstanding capital stock consisted of 23,877,078 shares of common stock, par value $.001 per share (the "Common Stock"), which was held by approximately 3,794 holders of record. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval. The Common Stock is the Company's only outstanding class of stock as of the date of this Proxy Statement.

               THE DATE OF THIS PROXY STATEMENT IS APRIL 28, 2000

QUORUM; ABSTENTIONS AND NON-VOTES; VOTE REQUIRED

     The presence at the meeting, in person or by proxy, of the holders of a majority of the Company's outstanding shares of voting stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be adjourned or postponed in order to permit further solicitations of proxies by the Company.

     With respect to the election of two Class II directors, the two nominees receiving the highest number of affirmative votes will be elected as Class II directors. The affirmative vote of a majority of the shares of Common Stock present and represented at the Annual Meeting will be necessary to ratify the Board's appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or the approval of the independent public accountants.

     The Malcolm Glazer Family Limited Partnership, a Nevada limited partnership (the "Glazer Partnership"), which, as of the date of this Proxy Statement, held approximately 44.1% of the outstanding shares of Common Stock, has notified the Company that it intends to vote all of its shares at the Annual Meeting in favor of the election of all the nominees for directors named herein and of all the other proposals to be presented to the stockholders for consideration described herein.

VOTING OF PROXIES

     All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the meeting and not revoked, will be voted as specified in the proxy. If no instructions have been given in a proxy and authority to vote has not been withheld, the shares represented thereby will be voted: for the election of all nominees for directors named herein; for the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent public accountants; and in the discretion of the persons named in the proxy on any other business that may properly come before the Annual Meeting.

     Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company's principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person. For a period of at least ten (10) days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting so that stockholders of record may inspect the list only for proper purposes.

SOLICITATION OF PROXIES; EXPENSES

     Solicitation of proxies by mail is expected to commence on or about May 29, 2000, and the cost thereof will be borne by the Company. In addition to such solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone, telecopy or personal interview. Arrangements also will be made with certain brokerage houses, custodians, nominees and other fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Articles of Incorporation (the "Articles") and By-Laws, the Board of Directors has fixed the size of the Board at seven directors. The Articles provide for division of the Board into three classes (Class I, Class II and Class III) of as nearly equal number of directors as possible. Thus, Class I and Class III are comprised of two directors each and Class II is comprised of three directors.

     The term of each Class of directors is generally three years with the term for one Class expiring each year in rotation. As a result, generally each year, one Class of directors is elected. The term of the Class II directors expires at the Annual Meeting.

     David N. Litman, a Class II director since 1997, resigned as a director effective November 30, 1999. His term was to expire at the 2000 Annual Meeting. The Board of Directors decided not to fill the vacancy created by Mr. Litman's resignation or nominate anyone to fill the vacancy for the upcoming election.

     Proxies cannot be voted for a greater number of persons than the two nominees named. If any nominee becomes unavailable for any reason, shares represented by the proxies designated as such in the enclosed Proxy Card will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast for each director at the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

  Class II Nominees -- To Serve Three Year Term Expiring in the Year 2003

     Avram A. Glazer, age 39, has been a director of Zapata since July 1993. Mr. Glazer has served as President and Chief Executive Officer of the Company since March 1995. Prior to that time, Mr. Glazer was employed by, and worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm
I. Glazer, including First Allied Corporation. Mr. Glazer served as Vice President of First Allied Corporation from 1985 through 1995. He also serves as a director, president, and chief executive officer of Zap.Com Corporation (an internet advertising and e-commerce network company) and as a director of Specialty Equipment Companies, Inc. (a food manufacturing company), and Viskase Corporation (a food packaging company). He is also Chairman of the Board and a director of Omega Protein Corporation (a marine protein company). Avram A. Glazer is the son of Malcolm I. Glazer and the brother of Bryan G. Glazer and Edward S. Glazer.

     Warren H. Gfeller, age 47, has served as a director since May 1997. For the past five years, he has operated Clayton/Hamilton Equities, L.L.C., Stranger Valley Company, L.L.C. and Tatgc Chemical and Manufacturing, Inc. Mr. Gfeller also serves as a director of Gardner Bancshares, Inc. and Kansas Wildscape Foundation. Mr. Gfeller serves on the Audit and Compensation Committee of the Company's Board of Directors.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS TO THE SPECIFIED CLASSES.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

  Class I Directors -- Three Year Term Expiring in the Year 2002

     Malcolm I. Glazer, age 71, has been a director of Zapata since July 1993. Mr. Glazer has served as Chairman of the Board of Directors since July 1994, and served as President and Chief Executive Officer from August 1994 until March 1995. For more than the past five years, Mr. Glazer has been a self-employed private investor whose diversified portfolio consists of investments in television broadcasting, restaurant equipment, food services equipment, health care, banking, real estate, stocks, government securities and corporate bonds. He also owns the Tampa Bay Buccaneers, a National Football League franchise. Mr. Glazer has been President and Chief Executive Officer of First Allied Corporation since 1984. He also is a director of Specialty Equipment Companies, Inc., Omega Protein Corporation and Viskase Corporation, Malcolm I. Glazer is the father of Avram A. Glazer, Bryan G. Glazer and Edward S. Glazer.

     Bryan G. Glazer, age 35, has served as a director since May 1997. For the past five years, he has been employed by, and has worked on behalf of, Malcolm
I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, Mr. B. Glazer serves as the Executive Vice President of The Tampa Bay Buccaneers. He also serves as a director of the Tampa Bay Performing Arts Center. He is the son of Malcolm I. Glazer and the brother of Avram A. Glazer and Edward S. Glazer.

  Class III Directors -- Three Year Term Expiring in the Year 2001

     Edward S. Glazer, age 30, has served as a director since 1997. For the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. Mr.
E. Glazer serves as the Executive Vice President of The Tampa Bay Buccaneers. He is the son of Malcolm I. Glazer and the brother of Avram A. Glazer and Bryan G. Glazer.

     Robert V. Leffler, Jr., age 54, has served as a director of Zapata since May 1995. For more than the past five years, Mr. Leffler has owned and operated the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland that specializes in sports, rental real estate and broadcast television. Mr. Leffler, serves on the Audit and Compensation Committees of the Company's Board of Directors.

     Avram Glazer, Bryan Glazer and Edward Glazer are brothers and the sons of Malcolm Glazer.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has as two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing the function of a nominating committee.

     During Fiscal 1999 the Board of Directors held three meetings and acted by written consent three times. In addition the Audit Committee held two meetings and the Compensation Committee held one meeting. During Fiscal 1999 each director of the Company attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which each of them sit, except that Malcolm Glazer attended only two of the three Board of Directors meetings.

     The Audit Committee currently is composed of Mr. Warren Gfeller (Chairman) and Mr. Robert V. Leffler, Jr. The Board of Directors is presently seeking to fill the one vacancy on the Board of Directors. The person who fills that vacancy will serve as the third member of the Audit Committee. The Audit Committee meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board of Directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. The Audit Committee has prepared a charter and plans to present it to the Board for consideration and approval. The Board anticipates that it will be approved sometime during fiscal year 2000.

     The Compensation Committee currently is composed of Mr. Robert W. Leffler (Chairman) and Mr. Warren H. Gfeller. The functions performed by the Compensation Committee include reviewing the Company's executive salary and bonus structure; reviewing the Company's stock option plans; recommending directors' fees; setting bonus goals; and approving salary and bonus awards to key executives.

DIRECTORS' COMPENSATION

     During Fiscal 1999, directors who were not employees of the Company were paid an annual retainer of $20,000 (on a quarterly basis), plus $1,000 for each committee of the Board of Directors on which a director served. Those directors who also are employees of the Company do not receive any additional compensation for their services as directors.

     Pursuant to the Company's Amended and Restated Special Incentive Plan, following initial appointment or election to the Board of Directors, each non-employee director of the Company automatically receives a grant of options to purchase 20,000 shares of Common Stock at the fair market value on the date of the grant. Each such option is exercisable in three equal annual installments after the date of the grant.

EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the Executive Officers of the Company, as of the date of this Proxy Statement. All officers of the Company serve at the pleasure of the Company's Board of Directors until their successors are elected and qualify.

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Malcolm I. Glazer.........................  71    Chairman of the Board
Avram A. Glazer...........................  39    President and Chief Executive Officer
Leonard DiSalvo...........................  41    Vice President -- Finance and Chief Financial
                                                  Officer
Gordon E. Forth...........................  38    Secretary

     Leonard DiSalvo, age 41, joined Zapata in September 1998 and currently serves as its Vice President -- Finance and Chief Financial Officer. Mr. DiSalvo also currently serves as Vice President -- Finance and Chief Financial Officer of Zap.Com Corporation, a position he has held since April, 1999. Mr. DiSalvo has 20 years of experience in the areas of finance and accounting. Mr. DiSalvo served as a finance manager for Canandaigua Brands, Inc., a national manufacturer and distributor of wine, spirits and beer, since 1996. Prior to that position, Mr. DiSalvo held various management positions in the areas of finance and accounting in the Contact Lens Division of Bausch & Lomb Incorporated. Mr. DiSalvo is a Certified Public Accountant.

     Gordon E. Forth, age 38, has served as Zapata's Corporate Secretary since December 1998. Mr. Forth also serves as Corporate Secretary of Zap.Com Corporation, a position he has held since April, 1999. Mr. Forth is a partner of Woods Oviatt Gilman LLP, a Rochester, New York based law firm. Mr. Forth has practiced law at the Woods, Oviatt firm since 1987.

     See Proposal 1 -- Election of Directors above for information concerning the Company's other executive officers.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation with respect to Fiscal 1999, Fiscal 1998 and Fiscal 1997 for services in all capacities rendered to the Company and its subsidiaries by the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company with annual compensation in excess of $100,000 who were serving as executive officers on December 31, 1999 (the "Named Officers"). Due to the Company's change during 1998 to a December 31 fiscal year end from September 30, the table also includes amounts for the three month transition period ended December 31, 1998, which period is referred to as "1998T."

                                                                             LONG-TERM COMPENSATION
                                                 ANNUAL COMPENSATION                 AWARDS
                                           -------------------------------   ----------------------
                                           FISCAL                            SECURITIES UNDERLYING
       NAME AND PRINCIPAL POSITION          YEAR    SALARY($)     BONUS($)     OPTIONS/SARS(#)(1)
       ---------------------------         ------   ---------     --------   ----------------------
Malcolm I. Glazer,.......................  1999     $500,000      $975,000               --
  Chairman of the Board                    1998T     125,000            --               --
                                           1998      500,000       975,000               --
                                           1997      109,636(2)    300,000          325,000
Avram A. Glazer,.........................  1999     $158,750(3)   $300,000               --
  President and Chief Executive Officer    1998T      75,000            --               --
                                           1998      300,000(4)    300,000               --
                                           1997      300,000       300,000          625,000

---------------
(1) Non-qualified stock options were granted to indicated Named Officers in Fiscal 1997 under the Company's 1996 Long-Term Incentive Plan. The share amounts for a particular fiscal year under this column reflect only the shares underlying options which were granted during the indicated fiscal year. The options generally vest over three years from the date of grant or on the termination of employment, whichever occurs earlier. Upon termination, the holder of the option has one year in which to exercise his options. The options have a term of 10 years from the date of grant.

(2) In May 1997, Mr. M. Glazer began to receive a regular salary as Chairman of the Board. Amounts in the "Salary" column paid to Mr. Glazer include director fees of $11,918, for Fiscal 1997. In January 1998, Mr. M. Glazer was elected to the Board of Directors of the Company's then wholly-owned subsidiary, Omega Protein Corporation. In connection with his election to that Board, Mr. M. Glazer received options to purchase 14,200 shares of Omega Protein Corporation's common stock at an exercise price equal to such shares' fair market value on that date (i.e., $12.75 per share). In April 1998, Omega Protein Corporation conducted its initial public offering. On December 31, 1999, Omega Protein Corporation had a closing price of $3.125 per share on the New York Stock Exchange ("NYSE").

(3) In January 1998, Mr. A. Glazer was elected Chairman of the Board of Directors of the Company's then wholly-owned subsidiary, Omega Protein Corporation. In connection with his election Mr. A. Glazer received options to purchase 568,200 shares of Omega Protein Corporation's common stock at an exercise price equal to such shares' fair market value on that date (i.e., $12.75 per share). In April 1998, Omega Protein Corporation conducted its initial public offering. On December 31, 1999, Omega Protein Corporation had a closing price of $3.125 per share on the NYSE. Mr. A. Glazer serves as President and Chief Executive Officer of both Zapata and Zap.Com, which became a public company in November 1999 as a result of Zapata's distribution of 477,742 shares of Zap.Com Common Stock to Zapata stockholders. For Fiscal 1999, Zapata has allocated 69% of Mr. A. Glazer's $365,000 annual salary to Zap.Com. No amount of Mr. A. Glazer's Zapata bonus of $300,000 for Fiscal 1999 was allocated to Zap.Com. Mr. A. Glazer was granted 365,000 non-qualified options to purchase Zap.Com stock under Zap.Com's 1999 Long-Term Incentive Plan. The Zap.Com options have an exercise price of $2.00 per share and generally vest over three years from the date of grant. On December 31, 1999 Zap.Com had a closing price of $5.125 on the NASD OTC Electronic Bulletin Board.

     While the Company's officers receive benefits in the form of certain perquisites, none of the Named Officers received perquisites which exceeded in value the lesser of $50,000 or 10% of such officer's salary and bonus for any of the Fiscal Years shown in the Summary Compensation Table.

     During Fiscal 1999, 1998T and Fiscal 1998, the Company did not grant or award any stock options, stock appreciation rights, or stock awards or cash awards to any of the Named Officers.

     The following table provides information concerning options held by the Named Officers as of end of Fiscal 1999.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING       ($) VALUE OF UNEXERCISED
                                 SHARES                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                ACQUIRED      VALUE        AT FISCAL YEAR-END            AT FISCAL YEAR-END
            NAME               ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
            ----               -----------   --------   -------------------------   ----------------------------
Malcolm I. Glazer............      --          --            236,667/108,333                     $0
Avram A. Glazer..............      --          --            436,667/208,333                     $0

---------------
(1) On December 31, 1999, the closing price per share of Common Stock on the NYSE was $4.625. The exercise prices of the exercisable and unexercisable options granted to the named officers are $5.9375 and $4.625, respectively.

CERTAIN EMPLOYEE BENEFITS

     The Company's executive officers participate or have participated in certain stock option and incentive plans, retirement and profit sharing plans sponsored by Zapata, some of which are intended to qualify for tax-favored treatment under the Internal Revenue Code, as amended (the "Code"). These plans include the 1990 Stock Option Plan, the 1996 Long-Term Incentive Plan, the Zapata Pension Plan, the Zapata Supplemental Pension Benefit Plan and the Zapata Profit Sharing Plan.

     The Zapata Pension Plan is a non-contributing qualified defined benefit pension plan covering full-time domestic employees. Retirement benefits under the Pension Plan are based on an employee's length of employment, average monthly compensation and social security covered compensation. Compensation for this purpose includes salary and other compensation paid by the Company and reportable on Form W-2, but excludes fringe benefits (cash and non-cash), including compensation related to stock option plans which is reported in the Summary Compensation Table in this Proxy Statement. The Code limits the amount of compensation that may be considered and the annual benefits which may be payable from the Pension Plan. Effective October 1, 1989, Pension Plan participants are 100% vested in accrued benefits after five years of service. Effective January 15, 1995, the Company amended its Pension Plan to provide that highly compensated employees (those having covered annual compensation in excess of $66,000) would not earn additional benefits under the plan after that date. In addition, the Company terminated its Supplemental Pension Plan covering certain executive officers, except with respect to benefits already accrued.

     The following table shows the estimated annual benefit payable to employees on retirement under the Pension Plan to employees in the specified compensation and years of service classification. The retirement benefits shown are based upon an employee retiring at age 65 in 1999 who elect to receive benefits in the form of a single life annuity (although a participant can select other methods of calculating benefits). The amounts shown are based on current average social security wage base amounts and are not subject to any deduction for social security or other offset amounts.

                          PENSION PLAN BENEFITS TABLE

                                                                YEARS OF SERVICE
                                                 -----------------------------------------------
               REMUNERATION (1)                    15        20        25        30        35
               ----------------                  -------   -------   -------   -------   -------
$125,000.......................................  $30,139   $40,186   $50,232   $60,279   $70,325
 150,000.......................................   36,514    48,686    60,857    73,029    85,200
 175,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 200,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 225,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 250,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 300,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 400,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 450,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*
 500,000.......................................   39,064*   52,086*   65,107*   78,129*   91,150*

---------------
(1) Internal Revenue Code limits covered compensation to $160,000.

     Due to the January 1995 amendment to the Zapata Pension Plan, none of the Company's Named Officers participate in or are entitled to benefits under the Plan.

     The Zapata Profit Sharing Plan is qualified under Sections 401(a) and 401(k) of the Code. Effective October 1, 1994, the assets of the Zapata Haynie Corporation Profit-Sharing/Savings Plan (the "Zapata Haynie Plan") were merged with and into the assets of the Zapata Profit Sharing Plan and the Zapata Profit Sharing Plan was renamed from the Zapata Corporation Profit Sharing Plan (the "Profit Sharing Plan"). The Profit Sharing Plan and the Zapata Haynie Plan each have their own benefit rights provisions. All assets of the Profit Sharing Plan and the Zapata Haynie Plan are available to pay benefits to all participants and beneficiaries of the merged Profit Sharing Plan. Under the Profit Sharing Plan, all employees of the Company who are 21 years or older, including its executive officers, are eligible to participate after six months of employment. Contributions may consist of employee contributions and employer matching contributions. Effective October 1, 1996, the Plan was amended to state that participants become vested in both employee and employer contributions upon entering the Profit Sharing Plan. The Profit Sharing Plan provides that participating employees have the right to elect their contributions to the Profit Sharing Plan be made from reductions from compensation owed to them by the Company. In addition, the Company, at its discretion, can make contributions to the Profit Sharing Plan of a percentage of a participant's annual compensation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

     Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during Fiscal 1999 all reports required by Section 16(a) to be filed by its directors and officers were filed on a timely basis.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for the approval and administration of compensation programs for the Company's executive officers.

     The Compensation Committee endeavors to ensure that the compensation programs for the Company's executive officers are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term best interests of the Company and its stockholders. The Compensation Committee seeks to align total compensation for the Company's executive officers with the performance of the Company and the individual performance of each executive officer in assisting the Company in accomplishing its goals. The Company's compensation program consists of (1) an annual component, which includes base salary and an annual incentive bonus, and (2) a long-term component consisting of stock options, stock appreciation rights, stock awards and cash awards. The Compensation Committee takes into consideration the recommendations of management in awarding compensation and setting compensation levels. The following is a report of the Compensation Committee with respect to compensation policies and determinations relating to Fiscal 1999.

BASE SALARY

     The Compensation Committee's policy with respect to Fiscal 1999 base salaries for executive officers was generally to keep them at appropriate levels in light of compensation surveys in which the Company participated in 1996. The 1996 compensation surveys were evaluated for purposes of determining general competitive compensation levels, and variations in performance between the Company and companies included in the surveys were not specifically evaluated in connection with the determination of base salary levels. The companies included in the surveys are not the same as those included in the Dow Jones & Industrial Diversified Index referred to under "Stockholder Return Performance Graph."

     The determination of the base salaries for all the executive officers during Fiscal 1999 was based on the Compensation Committee's subjective evaluation and did not involve application of objective measures of performance.

ANNUAL INCENTIVE BONUS

     Bonuses were paid to executive officers for Fiscal 1999 based on the subjective evaluation of the performance of the Company and each executive.

LONG-TERM INCENTIVE AWARDS

     The Compensation Committee believes that to achieve the Company's long-term growth objectives and to align management and its stockholders' interest, it is in the Company's best interest from time to time to grant equity and equity-like incentives to key members of its management staff. The Company's 1996 Long-Term Incentive Plan, 1990 Stock Option Plan and Amended and Restated Special Incentive Plan are administered by the Compensation Committee, which has the full power and authority to designate employee participants and determine the terms and provisions of the agreements evidencing awards. The price of each award made is based on the fair market value of a share of Common Stock on the date of the award.

     The Compensation Committee made one award under its plans to executive officers during Fiscal 1999. The Compensation Committee awarded 15,000 options to Mr. Leonard DiSalvo the Company's Vice President -- Finance and Chief Financial Officer under the 1996 Long-Term Incentive Plan based on the Committee's subjective evaluation as to his contribution to the Company.

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The compensation policies described above apply to the compensation of the Chairman of the Board and Chief Executive Officer. The Compensation Committee is directly responsible for determining the salary level, annual bonuses and all awards and grants to the Chairman of the Board and the Chief Executive Officer. In the Compensation Committee's opinion, the salaries and bonuses of Mr. M. Glazer and A. Glazer reflect their positions, duties, responsibilities with, and contributions to the Company.

SECTION 162(m)

     The Compensation Committee has considered the potential impact of Section 162(m) of the Code adopted under the Federal Revenue Reconciliation Act of 1993. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, other than compensation that is performance-based. At present, the Committee has not adopted an overall policy with respect to Section 162(m) because only the cash compensation of the Chairman of the Board is above the $1 million threshold and the Company believes that any options granted under the 1996 Long-Term Incentive Plan will meet the requirement of being performance-based under the transition provisions provided in the regulations under the Section. Therefore, the Committee currently expects Code Section 162(m) to have no material effect on the Company.

    Robert V. Leffler, Jr., Chairman
     Warren H. Gfeller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1999, Mr. Robert V. Leffler, Jr. and Mr. David M. Litman served on the Company's Compensation Committee. Mr. Litman resigned from the Board of Directors, and the Compensation Committee on November 30, 1999.

     In January, 2000, the Board appointed director Mr. Warren H. Gfeller to serve on the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 20, 1999 American Internetwork Sports Company, LLC and Zapata's then wholly-owned subsidiary, Zap.Com Corporation, entered into a consulting agreement which requires American Internetwork Sports to provide Zap.Com during a three year term with corporate, business and marketing advice on sports related aspects of Zap.Com's business, including sports related content, e-commerce opportunities, strategic alliances and Web sites who are candidates for the ZapNetwork. American Internetwork Sports is owned and controlled by Kevin Glazer, Bryan Glazer, Joel Glazer, Darcie Glazer and Edward Glazer, all of whom are siblings and the children of Malcolm Glazer. Bryan Glazer, Joel Glazer and Edward Glazer all serve as Executive Vice Presidents of the Tampa Bay Buccaneers, which is a member of the National Football League.

     In exchange for these services, Zap.Com and American Internetwork Sports entered into a warrant agreement which provides for the issuance of warrants to purchase up to 2,000,000 shares of Zap.Com common stock at an exercise price of $2.00 per share. These warrants will become exercisable on a cumulative basis in equal one-third amounts on November 12th of each year commencing November 12, 2000 and have a term of five years. The warrants will accelerate and become fully exercisable in the event of a change of control or if the consulting agreement is terminated by Zap.Com without cause. The warrant agreement requires Zap.Com to register the shares covered by the warrants on a registration statement on Form S-8 before the first anniversary following the issuance of the warrants and to keep the registration in effect until all of the shares issuable under the warrants can be sold under Rule 144 of the Securities Act within a three month period.

     On November 12, 1999, Zapata distributed to its stockholders 477,742 shares of common stock of Zap.Com, or approximately 1% of Zap.Com's outstanding common stock. In connection with the distribution, Malcolm Glazer and Avram Glazer contributed to Zap.Com $1,100,000 in cash in exchange for 550,000 shares of Zap.Com common stock. Zap.Com Common Stock commenced trading on the NASD's over-the-counter electronic bulletin board on November 30, 1999 under the symbol "ZPCM".

OTHER

     Gordon E. Forth, who serves as corporate secretary of Zapata and Zap.Com, is a partner at Woods Oviatt Gilman LLP which has acted as counsel to Zapata and Zap.Com.

     Darcie Glazer, daughter of Malcolm I. Glazer, is employed by the Company as an investment analyst. She has held that position since May 6, 1996. She receives an annual salary of approximately $95,000 and other employee benefits.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table indicates the number of shares of Common Stock owned beneficially as of December 31, 1999 by (1) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock (2) each director, (3) the Named Officers and (4) all directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the persons or entities listed therein has sole voting and investment power with respect to the shares which are deemed beneficially owned by such person or entity. All information for the following table is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission or upon information provided by such persons to the Company.

                                                                   AMOUNT OF SHARES
                                                                  BENEFICIALLY OWNED
                                                              ---------------------------
                      NAME AND ADDRESS                                         PERCENT
                    OF BENEFICIAL OWNER                          SHARES      OF CLASS (1)
                    -------------------                       ------------   ------------
Malcolm I. Glazer (2)(3)(4).................................    10,632,050     44.1%
Avram A. Glazer(3)..........................................       436,667       *
Robert V. Leffler, Jr.(3)...................................         6,667       *
Warren H. Gfeller(3)........................................        13,333       *
Bryan G. Glazer(3)..........................................        28,333       *
Edward S. Glazer (3)........................................        13,333       *
All directors and executive officers of the Company as a
  group (6 persons)(2)......................................    11,130,383     45.2%

---------------
 *  Represents ownership of less than 1.0%.

(1) The Company had 23,877,078 shares of common stock issued and outstanding on December 31, 1999. The calculation for this column is based upon the number of shares of common stock issued and outstanding on such date, plus the shares of common stock subject to options held by the respective persons on December 31, 1999 and exercisable within 60 days thereafter.

(2) The shares reported are held in the name of The Malcolm Glazer Family Limited Partnership, in which Malcolm Glazer controls the sole general partner.

(3) The reported ownership includes 236,667, 436,667, 6,667, 13,333, 13,333 and
    13,333 shares issuable under options, exercisable on or before 60 days after December 31, 1999 held by Messrs. M. Glazer, A. Glazer, Leffler, Gfeller, B. Glazer and E. Glazer, respectively.

(4) The addresses of the persons shown on the foregoing table who are believed by the Company to be beneficial owners of more than 5% of the Company's Common Stock are as follows: Malcolm I. Glazer, 270 Commerce Drive, Rochester, New York.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The Commission requires a five-year comparison of the cumulative total return of the Company's Common Stock with that of (1) a broad equity market index and (2) a published industry or line-of-business index, or index of peer companies with similar market capitalization. Pursuant to the Commission's rules, the graph presented below includes comparisons of the performance (on a cumulative total return basis) of the Company's Common Stock with the S&P SmallCap 600 Index and the Dow Jones Industrial Diversified Index.

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this documents by reference and shall not otherwise be deemed filed.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG ZAPATA CORPORATION, THE S&P SMALLCAP 600 INDEX,
               AND THE DOW JONES INDUSTRIAL DIVERSIFIED INDEX (1)

                                                                                    DOW JONES
                                                   ZAPATA CORPORATION        INDUSTRIAL-DIVERSIFIED        S & P SMALLCAP 600
                                                   ------------------        ----------------------        ------------------
Sep 94                                                   100.00                      100.00                      100.00
Sep 95                                                    97.22                      120.47                      126.18
Sep 96                                                    80.56                      154.12                      145.50
Sep 97                                                   163.05                      211.86                      199.29
Sep 98                                                   224.51                      197.31                      168.71
Dec 98                                                   283.89                      244.46                      198.39
Dec 99                                                   107.18                      265.64                      223.01

---------------
(1) Assumes that the value of the investment in Company Common Stock and in each index was $100 on October 1, 1994 and the reinvestment of all dividends on a quarterly basis.

                                   PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, acting on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers, LLP to act as the Company's independent public accountants and to conduct an audit, in accordance with generally accepted auditing standards, of the Company's financial statements for the three month transition period ended December 31, 1998 and fiscal year ending December 31, 1999.

     The Board of Directors considers PricewaterhouseCoopers, LLP to be well qualified. A representative of that firm is expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if he so desires. Neither the firm nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as independent auditors. This selection is being submitted for ratification at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for such ratification. If not ratified, the selection will be reconsidered by the Board, although the Board of Directors will not be required to select different independent auditors for the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD'S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other matter to be presented at the Annual Meeting. If any additional matter properly comes before the meeting, it is intended that proxies in the enclosed form will be voted on the matter in accordance with the discretion of the persons named in the proxy.

          STOCKHOLER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

     Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to April 28, 2000 (the date of this Proxy Statement) to be considered for inclusion in the Company's proxy statement relating to the 2001 Annual Stockholders Meeting. If the Company changes the date of the 2001 Annual Meeting by more than 30 days from the date of the 2000 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy statement for the 2001 Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ AVRAM A. GLAZER
                                          --------------------------------------
                                          Avram A. Glazer,
                                          President and Chief Executive Officer

Rochester, New York
April 28, 2000

                               ZAPATA CORPORATION

                           PROXY / VOTING INSTRUCTIONS

ZAPATA CORPORATION
100 MERIDIAN CENTRE
SUITE 350
ROCHESTER, NEW YORK  14618

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Malcolm Glazer and Avram Glazer and each of them, attorneys and agents with full power of substitution, to vote as proxy all the shares of Common Stock of Zapata Corporation held of record by the undersigned on May 25, 2000 at the Annual Meeting of Stockholders of Zapata Corporation to be held on June 29, 2000 and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

         To vote by telephone, please follow the instructions on the reverse of this card. To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope.

         If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

Dated __________________, 2000


                                    -------------------------------------------
                                    Signature

                                    -------------------------------------------
                                    Signature if held jointly

                                                       When signing as Executor,
                     Administrator, Trustee or the like, please give full title.

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR Proposal 1 - all nominees listed below for election as directors, and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

(1)  Election of Directors     FOR ALL [ ]    WITHHOLD AUTHORITY TO VOTE FOR [ ]
                    (except as specified below)

                    Avram A. Glazer
                    Warren H. Gfeller

Instructions:  To withhold vote for individual(s) write name(s) below.

-------------------------------------------------------------------------------

(2)  Proposal to ratify selection of     FOR  [ ]    AGAINST  [ ]   ABSTAIN  [ ]
     PricewaterhouseCoopers LLP
     as independent public accountants

                         (Sign and date on reverse side)

             THE ZAPATA CORPORATION - ANNUAL MEETING - JUNE 29, 2000

                   ZAPATA CORPORATION NOW OFFERS PHONE VOTING
                          24 HOURS A DAY, 7 DAYS A WEEK

ON A TOUCH-TONE PHONE, CALL TOLL-FREE 1-800-PROXIES (OR 1-800-776-9437). YOU WILL HEAR THESE INSTRUCTIONS:

- - ENTER THE CONTROL NUMBER FROM THE BOX ABOVE, JUST BELOW THE PERFORATION.
- - YOU WILL THEN HAVE TWO OPTIONS:
    OPTION 1: TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON BOTH PROPOSALS; OR OPTION 2: TO VOTE ON EACH PROPOSAL SEPARATELY.
- - YOUR VOTE WILL BE REPEATED TO YOU AND YOU WILL BE ASKED TO CONFIRM IT.

                           IF YOU HAVE VOTED BY PHONE,
                      PLEASE DO NOT RETURN THE PROXY CARD.

                              THANK YOU FOR VOTING!